Exhibit 99.1

Bruker Reports Fourth Quarter and Fiscal Year 2017 Financial Results

BILLERICA, Mass. — February 8, 2018 — Bruker Corporation (NASDAQ: BRKR) today announced financial results for its fourth quarter and fiscal year ended December 31, 2017.

Bruker’s revenues for the fourth quarter of 2017 were $530.5 million, an increase of 12.8% compared to the fourth quarter of 2016. In the fourth quarter of 2017, Bruker’s year-over-year organic revenue growth was 4.0%, while growth from acquisitions was 3.6%, and the favorable effect from changes in foreign currency rates was 5.2%.

Fourth quarter 2017 GAAP operating income was $93.7 million, compared to $76.9 million in the fourth quarter of 2016, and GAAP operating margin was 17.7%, versus 16.4% in the fourth quarter of 2016. Non-GAAP operating income was $110.8 million, an increase of 20% over $92.0 million in the fourth quarter of 2016. Bruker’s fourth quarter 2017 non-GAAP operating margin was 20.9%, compared to 19.6% in the fourth quarter of 2016.

Due to the effects of U.S. tax reform, Bruker recorded a charge of $68.9 million in the fourth quarter 2017, resulting in a GAAP loss per diluted share of ($0.02), compared to GAAP earnings per diluted share (EPS) of $0.43 in the fourth quarter of 2016. Fourth quarter 2017 non-GAAP EPS were $0.51, an increase of 11% compared to $0.46 in the fourth quarter of 2016. A reconciliation of non-GAAP to GAAP financial measures is provided in the tables accompanying this press release.

For the year 2017, Bruker’s revenues increased 9.6% to $1.766 billion, compared to $1.611 billion in the year 2016. In 2017, Bruker’s year-over-year organic revenue growth was 3.6%, while growth from acquisitions was 4.8%, and the favorable effect from changes in foreign currency rates was 1.2%. Bruker’s year-over-year organic revenue growth of 3.6% in 2017 consisted of organic revenue growth of 2.7% in the Bruker Scientific Instruments (BSI) segment and of 14.5% in the BEST segment, net of intercompany eliminations.

For the year 2017, GAAP operating income was $214.7 million, compared to $177.2 million in 2016, and GAAP operating margin was 12.2%, versus 11.0% in 2016. Non-GAAP operating income was $276.1 million in 2017, an increase of 16% over non-GAAP operating income of $237.9 million in 2016. Bruker’s 2017 non-GAAP operating margin was 15.6%, compared to 14.8% in 2016.

Fiscal year 2017 GAAP diluted EPS were $0.49, compared to $0.95 in 2016. The decrease was primarily due to the effects of U.S. tax reform in the fourth quarter of 2017. Non-GAAP EPS for 2017 were $1.21, compared to $1.19 in the year 2016, which had benefitted from an unusually favorable tax rate, as previously disclosed.

Frank Laukien, President and CEO of Bruker, commented: “We are encouraged by our finish to the year, as Bruker exceeded our recently increased full year 2017 revenue growth and non-GAAP EPS objectives. In 2017, low-single digit year-over-year organic revenue growth returned to our core Scientific Instruments segment, whereas our BEST segment delivered mid-teens organic revenue growth. For 2018, we expect further gradual improvement in our full year Scientific Instruments organic growth rate, while BEST revenues are expected to decline in the low single digits organically year-over-year.”

Dr. Laukien continued: “We are also pleased that Bruker achieved 80 bps of non-GAAP operating margin expansion in 2017, even with 45 bps of acquisition headwinds and 20 bps of currency headwinds. For the full year 2018, we expect continued healthy non-GAAP operating margin expansion, despite a substantial currency headwind.”

Fiscal Year 2018 Financial Outlook

Bruker is providing initial revenue growth, operating margin expansion and EPS guidance for fiscal year (FY) 2018 based on average foreign exchange rates for the month of January 2018.

For FY 2018, the Company expects revenue growth of approximately 7%, including organic revenue growth of approximately 3%, and a foreign currency revenue tailwind of approximately 4%. The Company projects an increase in FY 2018 non-GAAP operating margin ranging from 50 basis points (bps) to 80 bps year-over-year, including an estimated 70 bps margin headwind from foreign currency translation. Finally, for FY 2018 Bruker expects non-GAAP EPS between $1.34 and $1.38, an 11% to 14% increase compared to 2017.

For the Company’s outlook for FY 2018 non-GAAP operating margin and non-GAAP EPS, we are not able to provide without unreasonable effort the most directly comparable GAAP financial measures, or reconciliations to such GAAP financial measures on a forward-looking basis. Please see “Use of Non-GAAP Financial Measures” below for a description of items excluded from our expected non-GAAP operating margin and non-GAAP EPS.

Quarterly Earnings Call

Bruker will host a conference call and webcast to discuss its financial results, business outlook, and related corporate and financial matters today at 4:30 p.m. Eastern Standard Time.  To listen to the webcast, investors can go to http://ir.bruker.com and click on the “Events & Presentations” hyperlink.  A slide presentation that will be referenced during the webcast will be posted to the Company’s website shortly before the webcast begins.  Investors can also listen to the earnings webcast via telephone by dialing 1-888-437-2685 (US toll free) or +1-412-317-6702 (international), and referencing “Bruker’s Fourth Quarter and Fiscal Year 2017 Earnings Conference Call”.  A telephone replay of the conference call will be available by dialing 1-877-344-7529 (US toll free) or +1-412-317-0088 (international) and entering conference number: 10116535. The replay will be available beginning one hour after the end of the conference through March 8, 2018.

About Bruker Corporation

For more than 55 years, Bruker has enabled scientists to make breakthrough discoveries and develop new applications that improve the quality of human life. Bruker’s high-performance scientific instruments and high-value analytical and diagnostic solutions enable scientists to explore life and materials at molecular, cellular and microscopic levels. In close cooperation with our customers, Bruker is enabling innovation, improved productivity and customer success in life science molecular research, in applied and pharma applications, in microscopy and nanoanalysis, and in industrial applications, as well as in cell biology, preclinical imaging, clinical phenomics and proteomics research, microbiology and molecular pathology research. For more information, please visit: www.bruker.com.

Use of Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (GAAP), we use the following non-GAAP financial measures in this press release and in the earnings webcast: non-GAAP gross profit; non-GAAP gross profit margin; non-GAAP operating income; non-GAAP operating margin; non-GAAP profit before tax; non-GAAP tax rate; non-GAAP net income and non-GAAP earnings per share. These non-GAAP measures exclude costs related to restructuring actions, acquisition and related integration expenses, amortization of acquired intangible assets, the estimated impact of US tax reform and other non-operational costs.

We also refer to organic revenue growth, return on invested capital and free cash flow in this press release and in the earnings webcast, which are also non-GAAP financial measures. We define the term organic revenue as GAAP revenue excluding the effect of changes in foreign currency translation rates and the effect of acquisitions and divestitures, and believe it is a useful measure to evaluate our continuing business.  We define free cash flow as net cash provided by operating activities less additions to property, plant, and equipment.  We believe free cash flow is a useful measure to evaluate our business because it indicates the amount of cash generated after additions to property, plant, and equipment that is available for, among other things, acquisitions, investments in our business, repayment of debt and return of capital to shareholders. We define return on invested capital (ROIC) as non-GAAP operating profit after income tax divided by average total capital, which we define as debt plus equity minus cash.  We believe ROIC is an important measure of how effectively the Company invests its capital.

The presentation of these non-GAAP financial measures is not intended to be a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP and may be different from non-GAAP financial measures used by other companies, and therefore, may not be comparable among companies.  We believe these non-GAAP financial measures provide meaningful supplemental information regarding our performance. Specifically, management believes that the non-GAAP measures mentioned above provide relevant and useful information which is widely used by analysts, investors and competitors in our industry, as well as by our management, in assessing both consolidated and business unit performance.

We use these non-GAAP financial measures to evaluate our period-over-period operating performance because our management believes this provides a more comparable measure of our continuing business by adjusting for certain items that are not reflective of the underlying performance of our business. These measures may also be useful to investors in evaluating the underlying operating performance of our business and forecasting future results.  We regularly use these non-GAAP financial measures internally to understand, manage, and evaluate our business results and make operating decisions.  We also measure our employees and compensate them, in part, based on such non-GAAP measures and use this information for our planning and forecasting activities.

Additional information relating to these non-GAAP financial measures and reconciliations to the most directly comparable GAAP financial measures is provided in the tables accompanying this press release following our GAAP financial statements and in our slide presentation, which is available through the “Earnings Release” hyperlink on Bruker’s Investor Relations web site ir.bruker.com.

With respect to the Company’s outlook for 2018 non-GAAP operating margin, non-GAAP EPS and non-GAAP tax rate, we are not providing the most directly comparable GAAP financial measures or corresponding reconciliations to such GAAP financial measures on a forward-looking basis, because we are unable to predict with reasonable certainty certain items that may affect such measures calculated and presented in accordance with GAAP without unreasonable effort. Our expected non-GAAP operating margin, tax rate and EPS ranges exclude primarily the future impact of restructuring actions, unusual gains and losses, acquisition-related expenses and purchase accounting fair value adjustments. These reconciling items are uncertain, depend on various factors outside our management’s control and could significantly impact, either individually or in the aggregate, our future period operating margins, EPS and tax rate calculated and presented in accordance with GAAP.

Forward Looking Statements

Any statements contained in this press release which do not describe historical facts may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on current expectations, but are subject to risks and uncertainties that could cause actual results to differ materially from those indicated, including, but not limited to, risks and uncertainties relating to adverse changes in conditions in the global economy and volatility in the capital markets, the integration of businesses we have acquired or may acquire in the future, fluctuations in foreign currency exchange rates, our ability to successfully implement our restructuring initiatives, changing technologies, product development and market acceptance of our products, the cost and pricing of our products, manufacturing, competition, dependence on collaborative partners, key suppliers and contract manufacturers, capital spending and government funding policies, changes in governmental regulations, the use and protection of intellectual property rights, litigation, and other risk factors discussed from time to time in our filings with the Securities and Exchange Commission, or SEC. These and other factors are identified and described in more detail in our filings with the SEC, including, without limitation, our annual report on Form 10-K for the year ended December 31, 2016 and subsequently filed Quarterly Reports on Form 10-Q. We expressly disclaim any intent or obligation to update these forward-looking statements other than as required by law.

-tables follow-

Contacts:

Miroslava Minkova

Head of Investor Relations

Bruker Corporation

T: +1 (978) 663 — 3660, ext. 1479

E: miroslava.minkova@bruker.com

Bruker Corporation

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

	December 31,	December 31,
(in millions)	2017	2016

ASSETS

Current assets:
Cash and cash equivalents	$325.0	$342.4
Short-term investments	114.2	157.9
Accounts receivable, net	319.3	243.9
Inventories	486.2	440.4
Other current assets	114.1	91.3
Total current assets	1,358.8	1,275.9

Property, plant and equipment, net	266.5	239.1
Intangibles, net and other long-term assets	323.2	293.4

Total assets	$1,948.5	$1,808.4

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Current portion of long-term debt	$—	$20.1
Accounts payable	90.8	86.1
Customer advances	111.7	149.0
Other current liabilities	322.0	269.5
Total current liabilities	524.5	524.7

Long-term debt	415.6	391.6
Other long-term liabilities	274.9	199.0

Total shareholders’ equity	733.5	693.1

Total liabilities and shareholders’ equity	$1,948.5	$1,808.4

FOR FURTHER INFORMATION:	Miroslava Minkova, Head of Investor Relations
Tel: +1 (978) 663-3660, ext. 1479
Email: miroslava.minkova@bruker.com

Bruker Corporation

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(in millions, except per share amounts)	2017	2016	2017	2016
Revenues	$530.5	$470.3	$1,765.9	$1,611.3
Cost of revenues	275.3	249.9	952.9	868.8

Gross profit	255.2	220.4	813.0	742.5

Operating expenses:
Selling, general and administrative	112.1	100.1	415.9	390.5
Research and development	43.5	38.2	162.7	149.0
Other charges, net	5.9	5.2	19.7	25.8
Total operating expenses	161.5	143.5	598.3	565.3

Operating income	93.7	76.9	214.7	177.2

Interest and other income (expense), net	(5.1)	11.5	(16.9)	0.4

Income before income taxes and noncontrolling interest in consolidated subsidiaries	88.6	88.4	197.8	177.6
Income tax provision	91.6	19.3	117.5	23.1

Consolidated net income (loss)	(3.0)	69.1	80.3	154.5
Net income attributable to noncontrolling interests in consolidated subsidiaries	0.4	0.1	1.7	0.9
Net income (loss) attributable to Bruker Corporation	$(3.4)	$69.0	$78.6	$153.6

Net income (loss) per common share attributable to Bruker Corporation shareholders:
Basic	$(0.02)	$0.43	$0.50	$0.95
Diluted	$(0.02)	$0.43	$0.49	$0.95

Weighted average common shares outstanding:
Basic	155.7	160.1	158.1	161.4
Diluted	155.7	160.7	159.1	162.2

Bruker Corporation

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(in millions)	2017	2016	2017	2016
Cash flows from operating activities:
Consolidated net income (loss)	$(3.0)	$69.1	$80.3	$154.5
Adjustments to reconcile consolidated net income to cash flows from operating activities:
Depreciation and amortization	15.7	13.9	63.9	54.3
Stock-based compensation expense	2.6	2.6	11.0	9.4
Deferred income taxes	33.2	9.4	28.2	(22.7)
Other non-cash expenses, net	5.5	(1.1)	11.6	24.1
Changes in operating assets and liabilities, net of acquisitions and divestitures:
Accounts receivable	(47.1)	(23.8)	(55.5)	(8.4)
Inventories	30.9	30.2	(6.6)	(43.2)
Accounts payable and accrued expenses	42.3	(8.1)	33.7	(19.6)
Income taxes payable, net	11.5	(7.0)	5.2	(26.8)
Deferred revenue	4.2	1.9	4.0	4.9
Customer advances	6.9	(0.8)	(27.8)	(7.3)
Other changes in operating assets and liabilities, net	1.0	4.5	6.4	11.6
Net cash provided by operating activities	103.7	90.8	154.4	130.8

Cash flows from investing activities:
Purchases of short-term investments	—	(48.9)	(118.5)	(126.5)
Maturities of short-term investments	52.8	42.6	186.8	165.0
Cash paid for acquisitions, net of cash acquired	(0.5)	(23.1)	(66.3)	(24.3)
Purchases of property, plant and equipment	(12.4)	(11.1)	(43.7)	(37.1)
Proceeds from sales of property, plant and equipment	4.6	0.2	11.5	1.1
Net cash provided by (used in) investing activities	44.5	(40.3)	(30.2)	(21.8)

Cash flows from financing activities:
Proceeds from revolving lines of credit	—	47.0	154.0	146.0
Repayment of revolving lines of credit	(65.0)	—	(130.0)	—
Repayment of note purchase agreement	—	—	(20.0)	—
Proceeds (Repayment) of other debt, net	0.1	(0.2)	(0.9)	(0.1)
Proceeds from issuance of common stock, net	4.7	1.3	20.0	11.5
Repurchase of common stock	(22.5)	(16.5)	(152.2)	(160.0)
Payment of dividends	(6.3)	(6.4)	(25.4)	(25.8)
Payment of contingent consideration	—	—	(3.5)	—
Cash payments to noncontrolling interest	(0.5)	—	(1.0)	(0.7)
Excess tax benefit related to stock option awards	—	0.9	—	1.2
Net cash (used in) provided by financing activities	(89.5)	26.1	(159.0)	(27.9)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	2.4	(13.0)	17.8	(6.4)
Net change in cash, cash equivalents and restricted cash	61.1	63.6	(17.0)	74.7
Cash, cash equivalents and restricted cash at beginning of period	267.8	282.3	345.9	271.2
Cash, cash equivalents and restricted cash at end of period	$328.9	$345.9	$328.9	$345.9

Bruker Corporation

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in millions, except per share amounts)	2017	2016	2017	2016
Reconciliation of Non-GAAP Operating Income, Non-GAAP Profit Before Tax, Non-GAAP Net Income, and Non-GAAP EPS
GAAP Operating Income	$93.7	$76.9	$214.7	$177.2
Non-GAAP Adjustments:
Restructuring Costs	7.7	8.0	16.2	20.8
Acquisition-Related Costs	0.8	0.7	10.2	11.1
Purchased Intangible Amortization	7.0	5.5	29.6	21.7
Other Costs	1.6	0.9	5.4	7.1
Total Non-GAAP Adjustments:	$17.1	$15.1	$61.4	$60.7

Non-GAAP Operating Income	$110.8	$92.0	$276.1	$237.9
Non-GAAP Operating Margin	20.9%	19.6%	15.6%	14.8%

Non-GAAP Interest & Other Expense, net	(4.6)	2.3	(17.5)	(8.8)
Non-GAAP Profit Before Tax	106.2	94.3	258.6	229.1

Non-GAAP Income Tax Provision	(26.0)	(20.5)	(64.7)	(35.9)
Non-GAAP Tax Rate	24.5%	21.7%	25.0%	15.7%

Minority Interest	(0.4)	(0.1)	(1.7)	(0.9)

Non-GAAP Net Income Attributable to Bruker	79.8	73.7	192.2	192.3

Weighted Average Shares Outstanding (Diluted)	156.9	160.7	159.1	162.2

Non-GAAP Earnings Per Share	$0.51	$0.46	$1.21	$1.19

Reconciliation of GAAP and Non-GAAP Gross Profit
GAAP Gross Profit	$255.2	$220.4	$813.0	$742.5
Non-GAAP Adjustments:
Restructuring Costs	4.0	4.6	5.6	11.0
Acquisition-Related Costs	0.1	(0.2)	5.7	2.1
Purchased Intangible Amortization	5.6	4.7	24.0	18.7
Other Costs	0.1	—	0.8	0.1
Total Non-GAAP Adjustments:	9.8	9.1	36.1	31.9
Non-GAAP Gross Profit	$265.0	$229.5	$849.1	$774.4
Non-GAAP Gross Margin	50.0%	48.8%	48.1%	48.1%

Reconciliation of GAAP and Non-GAAP Tax Rate
GAAP Tax Rate	103.4%	21.8%	59.4%	13.0%
Non-GAAP Adjustments:
Tax Impact of Non-GAAP Adjustments	-1.6%	-0.2%	-0.1%	-1.0%
Tax Authority Settlements	0.0%	0.1%	0.0%	0.1%
Valuation Allowance Release	0.0%	0.3%	0.0%	3.7%
U.S. Tax Reform- Toll Charge	-62.1%	0.0%	-27.8%	0.0%
U.S. Tax Reform- Tax Rate Change	-1.3%	0.0%	-0.6%	0.0%
U.S. Tax Reform- Change in APB 23	-14.4%	0.0%	-6.5%	0.0%
Other Discrete Items	0.5%	-0.3%	0.6%	-0.1%
Total Non-GAAP Adjustments:	-78.9%	-0.1%	-34.4%	2.7%
Non-GAAP Tax Rate	24.5%	21.7%	25.0%	15.7%

Reconciliation of GAAP and Non-GAAP Interest & Other Income (Expense), net
GAAP Interest & Other Income (Expense), net	$(5.1)	$11.5	$(16.9)	$0.4
Non-GAAP Adjustments:
Bargain Purchase Gain	0.5	(9.2)	(0.6)	(9.2)
Non-GAAP Interest & Other Income (Expense), net	$(4.6)	$2.3	$(17.5)	$(8.8)

Bruker Corporation

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in millions, except per share amounts)	2017	2016	2017	2016
Reconciliation of Non-GAAP Operating Income, Non-GAAP Profit Before Tax, Non-GAAP Net Income, and Non-GAAP EPS
Reconciliation of GAAP and Non-GAAP Earnings Per Share (Diluted)
GAAP Earnings Per Share (Diluted)	$(0.02)	$0.43	$0.49	$0.95
Non-GAAP Adjustments:
Restructuring Costs	0.05	0.05	0.10	0.13
Acquisition-Related Costs	0.01	0.01	0.06	0.07
Purchased Intangible Amortization	0.04	0.03	0.19	0.14
Other Costs	0.01	0.01	0.03	0.04
Bargain Purchase Gain	0.00	(0.06)	—	(0.06)
Income Tax Rate Differential	0.42	(0.01)	0.33	(0.08)
Total Non-GAAP Adjustments:	0.53	0.03	0.72	0.24
Non-GAAP Earnings Per Share (Diluted)	$0.51	$0.46	$1.21	$1.19

Reconciliation of GAAP Operating Cash Flow and Non-GAAP Free Cash Flow
GAAP Operating Cash Flow	$103.7	$90.8	$154.4	$130.8
Non-GAAP Adjustments:
Purchases of property, plant and equipment	(12.4)	(11.1)	(43.7)	(37.1)
Non-GAAP Free Cash Flow	$91.3	$79.7	$110.7	$93.7

Reconciliation of GAAP Revenue and Non-GAAP Revenue
GAAP Revenue as of Prior Comparable Period	$470.3	$478.2	$1,611.3	$1,623.8
Non-GAAP Adjustments:
Acquisitions and divestitures	16.8	8.9	77.2	32.4
Currency	24.6	(6.4)	19.6	(8.3)
Organic	18.8	(10.4)	57.8	(36.6)
Total Non-GAAP Adjustments:	60.2	(7.9)	154.6	(12.5)
Non-GAAP Revenue	$530.5	$470.3	$1,765.9	$1,611.3
Organic Revenue Growth	4.0%	-2.2%	3.6%	-2.3%

Reconciliation of Non-GAAP Return on Invested Capital (ROIC)

Non-GAAP Operating Income (from above)	$110.8	$92.0	$276.1	$237.9
Less: Non-GAAP Income Tax Provision (from above)	(26.0)	(20.5)	(64.7)	(35.9)
Non-GAAP Operating Income after Tax	$84.8	$71.5	$211.4	$202.0

Average Total Invested Capital:
Average Long-Term Debt	$448.1	$368.1	$403.6	$328.8
Average Current portion of Long-Term Debt	0.0	20.1	10.1	10.4
Average Total Shareholders’ Equity	736.7	697.0	713.3	713.0
Less: Average Cash and Cash Equivalents	(294.5)	(310.5)	(333.7)	(304.8)
Average Total Invested Capital	$890.3	$774.7	$793.3	$747.4

Return on Invested Capital (ROIC)	9.5%	9.2%	26.6%	27.0%

Days Inventory Outstanding is calculated as follows: GAAP Average Inventory balance divided by (GAAP Revenue less Non-GAAP Gross Profit (defined above))

Days Payable Outstanding is calculated as follows:  GAAP Average Accounts Payable balance divided by (GAAP Revenue less Non-GAAP Gross Profit (defined above) plus the Change in GAAP Inventory balance)

Days Sales Outstanding is calculated as follows:  GAAP Average Accounts Receivable balance divided by GAAP Revenue